Exhibit 10.2

OMNIBUS AGREEMENT EXTENSION

This Omnibus Agreement Extension (“Agreement”) is entered into on March 8, 2018, and is by and between EnerVest, Ltd., a Texas limited partnership (“EnerVest”) and EV Energy GP, LP, a Delaware limited partnership (the “General Partner”).

WHEREAS, the Omnibus Agreement (the “First Omnibus Agreement”), was entered into on September 29, 2006, by and among EnerVest, EV Management LLC, a Delaware limited liability company (“EV Management”), the General Partner, EV Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and EV Properties, L.P., a Delaware limited partnership (“OLP”). Any capitalized term not defined herein shall have the meaning set forth therein;

WHEREAS, pursuant to Section 3.3 of the First Omnibus Agreement, EnerVest and the General Partner determine the amount of general and administrative expenses that will be properly allocated to the Partnership after December 31, 2008;

WHEREAS, the First Omnibus Agreement automatically renews each year if it is not terminated by either EnerVest or the General Partner;

WHEREAS, the First Omnibus Agreement was extended by the Omnibus Agreement Extensions entered into on December 17, 2008, December 10, 2009, December 21, 2010, December 20, 2011; February 25, 2013, February 15, 2014, February 25, 2015, February 25, 2016, and February 23, 2017;

WHEREAS, neither party has terminated the First Omnibus Agreement; and

WHEREAS, based on the recommendation of the Conflicts Committee of the Board of Directors of EV Management, which provided Special Approval (as defined in the limited partnership agreement of the Partnership) to the extension of the First Omnibus Agreement as contemplated by this Agreement, the Board of Directors of EV Management has authorized and approved the extension of the First Omnibus Agreement as contemplated by this Agreement.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EnerVest and the General Partner hereby agree as follows:

1. The First Omnibus Agreement shall continue in effect until December 31, 2018, subject to termination or automatic renewal on such date as provided in the First Omnibus Agreement.

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2. The Partnership shall pay EnerVest a fee of $1,433,333.33 per month for the services described in the First Omnibus Agreement, subject to adjustment as provided in Section 3.3 therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on, and effective as of, the date above first written.

ENERVEST, LTD.

By:	EnerVest Management GP, L.C.,
its general partner

By:	/s/JOHN B WALKER
John B. Walker
Chief Executive Officer

EV ENERGY GP, L.P.

By:	EV MANAGEMENT, L.L.C.,
its general partner

By:	/s/NICHOLAS P. BOBROWSKI
Nicholas P. Bobrowski
Vice President and Chief Financial Officer

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